ASSIGNMENT AND CONSENT


      This Assignment and Consent is entered into by and among Charter Communications Holding Company, LLC, a Delaware limited liability company ("Holdco"), CC Systems, LLC, a Delaware limited liability company and an indirectly wholly owned subsidiary of Holdco ("CC Systems"), and Vulcan Ventures Incorporated, a Washington corporation ("Vulcan"), on this 20th day of December, 2001.

                                    Recitals

      A. Pursuant to the Asset Purchase Agreement, dated as of September 28, 2001 (the "Asset Purchase Agreement"), by and among Holdco and High Speed Access Corp., a Delaware corporation ("HSA"), Holdco has agreed, subject to the terms and conditions set forth therein, to purchase certain assets from, and assume certain liabilities of, HSA.

      B. Pursuant to the Stock Purchase Agreement, dated as of September 28, 2001 (the "Stock Purchase Agreement"), between Vulcan and Holdco, Holdco has agreed to purchase from Vulcan certain shares of preferred stock issued by HSA, the closing of which purchase is conditioned upon closing of the transactions contemplated by the Asset Purchase Agreement.

      C. Pursuant to the License Agreement, dated as of September 28, 2001 (the "License Agreement"), between Holdco, HSA and HSA International, Inc., a Delaware corporation ("HSA International"), entered into in connection with the Asset Purchase Agreement, Holdco granted to HSA and HSA International limited licenses to use certain software to be acquired by Holdco from HSA pursuant to the Asset Purchase Agreement.

      D. Pursuant to the Non-Solicitation Agreements entered into in connection with the Asset Purchase Agreement, each dated as of September 28, 2001, between Holdco and each of Daniel O'Brien and Gregg Hodges (each person being party to only one such agreement) (collectively, the "Non-Solicitation Agreements"), Messrs. O'Brien and Hodges agreed not to solicit certain HSA employees to terminate employment with Holdco or any of its Affiliates.

      E. Neither the License Agreement nor the Non-Solicitation Agreements restrict Holdco's ability to assign those agreements and, pursuant to Section
12.05 of the Asset Purchase Agreement, Holdco may, without the consent of HSA, assign to any of its Affiliates its right to acquire part or all of the Acquired Assets, including the right to become an "Approved Company" as provided in
Section 8.04 of the Asset Purchase Agreement, and to assume the Assumed Liabilities (such right, the "Purchase and Assumption Right"), provided that Holdco is not released from its obligations or liabilities under the Asset Purchase Agreement.


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      F.    CC Systems is an indirectly wholly owned subsidiary and an Affiliate of Holdco.

      G. The Stock Purchase Agreement conditions its assignment upon the consent of the non-assigning party.

      H. Holdco desires to assign the License Agreement, the Stock Purchase Agreement, the Non-Solicitation Agreements and the Purchase and Assumption Right to CC Systems, CC Systems desires to assume such agreements and the Purchase and Assumption Right and Vulcan desires to consent to the assignment of the Stock Purchase Agreement by Holdco to CC Systems.

      NOW THEREFORE, in recognition of the above and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Asset Purchase Agreement.

      2.    Assignment and Assumption.

            (i) Holdco hereby assigns the Purchase and Assumption Right and all of its rights under the License Agreement, the Stock Purchase Agreement and the Non-Solicitation Agreements to CC Systems. Holdco also assigns to CC Systems all of its rights to have assigned or transferred to it any contract, agreement or other instrument that is required to be assigned or transferred to Holdco by HSA pursuant to the Asset Purchase Agreement (the "Acquired Agreements").

            (ii) CC Systems agrees to assume all of Holdco's liabilities and fully perform all of Holdco's obligations under the Purchase and Assumption Right, the License Agreement, the Stock Purchase Agreement, the Non-Solicitation Agreements and the Acquired Agreements.

      3. No Release. Holdco agrees that, notwithstanding the assignment of the Purchase and Assumption Right by Holdco to CC Systems, such assumption does not effect any release of Holdco from its liabilities and obligations under the Asset Purchase Agreement beyond that permitted by the Asset Purchase Agreement. Holdco further agrees that, notwithstanding the assumption of Holdco's liabilities and obligations under the Stock Purchase Agreement by CC Systems, such assumption does not effect any release of Holdco from its liabilities and obligations under the Stock Purchase Agreement.

      4. Consent by Vulcan. By signing below, Vulcan agrees that it consents to the assignment of the Stock Purchase Agreement by Holdco to CC Systems.



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      5.    Choice of Law. This Assignment and Consent and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York, without reference to the conflicts of laws principles thereof.

      6. Counterparts. This Assignment and Consent may be executed in two or more counterparts, any of which may be deemed an original, but all of which taken together shall constitute one and the same instrument.

             [The balance of this page is intentionally left blank.]



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      IN WITNESS WHEREOF, each of the parties has caused this Assignment and
Consent to be executed on its behalf by its duly authorized officer.

                                    CHARTER COMMUNICATIONS
                                    HOLDING COMPANY, LLC


                                    By:      /s/ Curtis S. Shaw
                                          ---------------------------------
                                          Name:  Curtis S. Shaw
                                          Title: Senior Vice President,
                                                 General Counsel & Secretary


                                    CC SYSTEMS, LLC


                                    By:      /s/ Curtis S. Shaw
                                          ---------------------------------
                                          Name:  Curtis S. Shaw
                                          Title: Senior Vice President,
                                                 General Counsel & Secretary


 ACKNOWLEDGED AND ACCEPTED:


 VULCAN VENTURES INCORPORATED


 By:     /s/ William D. Savoy
      ---------------------------------
      Name:  William D. Savoy
      Title: President